UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

Industrial Logistics Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

In this Current Report on Form 8-K, the term “the Company” refers to Industrial Logistics Properties Trust.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on June 3, 2019, the Company’s shareholders voted on the election of Lisa Harris Jones as an Independent Trustee in Class I of the Board of Trustees (the “Board”) for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until her successor is duly elected and qualifies. Ms. Harris Jones received the following votes:

For	Withhold	Broker Non-Votes
24,981,596	26,675,578	9,662,696

The Company’s shareholders also voted on the election of John G. Murray as a Managing Trustee in Class I of the Board for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Murray received the following votes:

For	Withhold	Broker Non-Votes
29,457,936	22,199,238	9,662,696

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2019 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
60,375,116	637,189	307,565	N/A

The Company’s shareholders also voted on the approval of an amendment to the Company’s Declaration of Trust so that in a contested election the Company’s Trustees are elected by a plurality of the votes cast by the Company’s shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
45,080,902	6,322,906	253,366	9,662,696

The results reported above are final voting results.

Item 8.01   Other Events.

Amendment to Declaration of Trust

On March 25, 2019, the Board approved an amendment to the Company’s Declaration of Trust so that in a contested election the Company’s Trustees are elected by a plurality of the votes cast by the Company’s shareholders, subject to shareholder approval.  As reported under Item 5.07, above, on June 3, 2019, the Company’s shareholders approved this amendment.  In accordance with Maryland law, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 3, 2019, upon which the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1, and which is incorporated herein by reference.

Board Committee and Other Appointments

On June 3, 2019, the Board appointed its Independent Trustees, Messrs. Bruce M. Gans and Joseph L. Morea and Ms. Harris Jones, to each serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Morea appointed Chair of the Audit Committee, Mr. Gans appointed Chair of the Compensation Committee and Ms. Harris Jones appointed Chair of the Nominating and Governance Committee. The Independent Trustees selected Mr. Gans to serve as the Lead Independent Trustee. The Board also appointed Mr. Adam D. Portnoy to serve as Chair of the Board.

Also on June 3, 2019, the Board elected Ms. Yael Duffy as a Vice President of the Company, effective immediately. Ms. Duffy (age 39) also serves as Vice President, Asset Management of the Company’s manager, The RMR Group LLC (“RMR LLC”), responsible for asset manager oversight for a portfolio of office and industrial properties managed by RMR LLC. Ms. Duffy joined RMR LLC in 2006 and has served in various capacities with RMR LLC since that time.

Trustee Compensation

Also on June 3, 2019, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 3, 2019, the Company awarded each of the Company’s Trustees 3,000 common shares of beneficial interest, $0.01 par value, of the Company (the “Common Shares”) valued at $18.73 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Articles of Amendment to the Declaration of Trust of Industrial Logistics Properties Trust, dated June 3, 2019

10.1	Summary of Trustee Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

	By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Date: June 4, 2019